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                                                                  EXHIBIT 3.2(a)


                   FIRST AMENDMENT TO AMENDED AND RESTATED
                     AGREEMENT OF LIMITED PARTNERSHIP OF
               CHARTER COMMUNICATIONS SOUTHEAST HOLDINGS, L.P.


                This First Amendment ("First Amendment") to that certain Amended and Restated Agreement of Limited Partnership of Charter Communications Southeast Holdings, L.P., a Delaware limited partnership (the "Partnership"), dated as of March 28, 1996 (the "Partnership Agreement") by and between Charter Communications Holdings Properties, Inc., a Delaware corporation ("Holdings Properties"), and CharterComm Holdings, L.P., a Delaware limited partnership ("CharterComm Holdings"), is made as of the 28th day of February, 1997, by and between Holdings Properties and CharterComm Holdings.

                                  RECITALS

                WHEREAS, pursuant to that certain Contribution Agreement (the "Contribution Agreement"), dated as of February 28, 1997, by and among Charter Communications, Inc., CharterComm II, Inc., CharterComm II, L.L.C., CharterComm Holdings, the Partnership, Charter Communications Southeast, L.P., a Delaware limited partnership ("Charter Southeast"), Charter Communications II, L.P. and Charter Communications, L.P., CharterComm Holdings contributed $30,000,000, certain cable television systems which serve areas in and around Stockbridge, Georgia (the "BiJo System") and certain promissory notes in the aggregate principal amount of $3.08 million held by BiJo Cablevision, Inc. (the "BiJo Notes") to the Partnership;

                WHEREAS, pursuant to the Contribution Agreement, the Partnership contributed such $30,000,000, the BiJo System and the BiJo Notes to Charter Southeast; and

                WHEREAS, the parties hereto desire to amend the Partnership Agreement to provide for the foregoing transactions.

                NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending legally to be bound, do hereby agree as follows:

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        Amendment of Partnership Agreement.

        A. All references in the Partnership Agreement to Charter Communications Southeast Holdings Properties, Inc. shall be deemed to refer to Holdings Properties because Holdings Properties is the General Partner of the Partnership.

        B. Schedule A to the Partnership Agreement is hereby deleted and replaced in its entirety with Schedule A-1 attached hereto. For such purpose, the parties hereto waive compliance with Section 4.03(D) of the Partnership Agreement.

        C. Section 4.01(C) of the Partnership Agreement is hereby deleted in its entirety.

        2.      General.

        A. Ratification. Except as amended by this First Amendment, all the terms and provisions of the Partnership Agreement are hereby ratified and reaffirmed in all respects.

        B. Successors. This First Amendment shall be binding on the parties hereto and their successors and assigns.

        C. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument."


                [Remainder of page intentionally left blank.]

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                IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                        GENERAL PARTNER:

                        CHARTER COMMUNICATIONS
                        HOLDINGS PROPERTIES, INC.


                        By:
                        ------------------------
                           Name:
                           Title:


                        LIMITED PARTNER:

                        CHARTERCOMM HOLDINGS, L.P.

                        By:     CharterComm, Inc.,
                                its General Partner


                        By:
                           ------------------------
                           Name:
                           Title:


                        By:     CharterComm II, L.L.C.
                                its General Partner


                        By:
                           ------------------------
                           Name:
                           Title:

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                                                                   Schedule A-1

                   LIMITED PARTNERS' CAPITAL CONTRIBUTIONS
                            AND PARTNERSHIP UNITS

                            Capital Contributions


                                            Initial      Number of LP       2/28/97        Number of LP    Total Number of
                                            Capital         Units           Capital       Units Acquired       LP Units
Name of Limited Partner                  Contributions    Acquired        Contribution      on 2/28/97         Acquired
--------------------------------------------------------------------------------------------------------------------------
CharterComm
Holdings                                 $151,335,545    1,513.35545   $33,670,000           336.70000        1850.05000

Address:
c/o Charter Communications, Inc.
12444 Powerscourt Drive
Suite 400
St.Louis, Missouri  63131



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